SUB-INVESTMENT ADVISORY AGREEMENT

THE DREYFUS CORPORATION
200 Park Avenue
New York, New York 10166

May 15, 2019

Alcentra NY, LLC
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

As you are aware, BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the "Fund") desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund employs The Dreyfus Corporation (the "Manager") to act as the Fund's investment manager pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Manager is authorized to and desires to retain you, and you hereby agree to accept such retention, to act as the Fund's sub-investment adviser.

In connection with your serving as sub-investment adviser to the Fund, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees of both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

Subject to the supervision and approval of the Manager and the Fund's Board, you will provide investment management of the Fund's portfolio subject to and in accordance with (i) the Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect and provided to you by the Manager; (ii) any applicable procedures or policies adopted or approved by the Manager or the Fund's Board with respect to the Fund as from time to time in effect and furnished in writing to you; (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the rules and regulations thereunder applicable to qualification as a "regulated investment company"; and (iv) any written instructions which the Manager or the Fund's Board may issue to you from time to time; provided, however, that you shall not be bound by any update, modification or amendment of such documents or other procedures or policies of the Fund or the Manager unless and until you have been given notice thereof in accordance with this Agreement and have been provided with a copy of such update, modification or amendment. With respect to the foregoing, the Manager will seek to provide you with prior notice of any update, modification or amendment of such documents or other procedures or policies of the Fund or the Manager that is reasonably sufficient to provide you with the time necessary to make any changes to the Fund's portfolio that are required to comply with such procedures or policies in an orderly manner. In connection with your duties hereunder, you (a) will obtain and provide investment research and supervise the Fund's investments and (b) will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets, including the placing of portfolio transactions for execution either directly with the issuer or with brokers or dealers. You agree that, in placing any orders with selected brokers and dealers, you will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation and in accordance with applicable securities laws, you, in your discretion, may purchase and sell portfolio securities from and to brokers and dealers who provide the Fund, the Manager's other clients, or your other clients with research, analysis, advice and similar services. You may cause the Fund to pay to brokers and dealers, in return for such research and analysis, a higher commission than may be charged by other brokers and dealers, subject to your good faith determination that such commission is reasonable in terms either of the particular transaction or of your overall responsibility to the Fund and your other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term and, if applicable, subject to compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended. Such authorization is subject to termination at any time by the Fund's Board for any reason. In addition, you are authorized to allocate purchase and sale orders for portfolio securities to brokers and dealers that are affiliated with you, the Manager or the Fund's principal underwriter if you believe that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Fund's Rule 17e-1 procedures as they may be provided to you by the Manager from time to time. In no instance may portfolio securities be purchased from or sold to you, the Manager, the Fund's principal underwriter or any person affiliated with you, the Manager, the Fund's principal underwriter or the Fund, except in accordance with the applicable securities laws and the rules and regulations thereunder, including Rules 17a-7 and 17a-10 under the Investment Company Act and any exemptive order then currently in effect. The Manager will periodically provide you with a list of the affiliates of the Manager or the Fund to which investment or trading restrictions apply, and will specifically identify in writing (a) all publicly traded companies in which the Fund may not invest, together with ticker symbols for all such companies, and (b) any affiliated brokers and any restrictions that apply to the use of those brokers by the Fund.

Proxies of companies whose shares are part of the Fund's assets shall be voted as described in the Fund's Prospectus and Statement of Additional Information, and you shall not be required to assume any responsibility for the voting of such proxies without your prior consent. You are authorized and agree to act on behalf of the Fund with respect to any reorganizations, exchange offers and other voluntary corporate actions and any amendments to credit agreements in connection with securities held by the Fund in such manner as you deem advisable, unless the Fund or the Manager otherwise specifically directs in writing. You shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the Fund's assets. The Manager shall furnish you with copies of the Fund's Prospectuses, Statements of Additional Information and shareholder reports. You will be provided the opportunity to review and approve any description of you and your investment process set forth in the Fund's Prospectus, Statement of Additional Information and shareholder reports. The Manager also will furnish you with copies of press releases and shareholder reports that disclose any changes to the Fund's investment objective, policies, strategies or restrictions.

You will furnish to the Manager or the Fund such information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Manager or the Fund may reasonably request. The Fund and the Manager wish to be informed of important developments materially affecting the Fund's assets and shall expect you, on your own initiative, to furnish to the Fund or the Manager from time to time such information as you may believe appropriate for this purpose. In connection therewith, you will notify the Manager if you become aware of any securities litigation class actions or settlements affecting the investments which the Fund may hold or may have held. Upon reasonable request, you will make available your officers and employees, including the portfolio managers named in the Fund's Prospectus and/or Statement of Additional Information, to meet with the Fund's Board and/or the Manager to review the Fund's assets.

You will maintain all required books and records with respect to the securities transactions of the Fund in accordance with all applicable laws, and in compliance with the requirements of the rules under Section 31 of the Investment Company Act, and will furnish the Fund's Board and the Manager with such periodic and special reports as the Fund's Board or the Manager reasonably may request. You hereby agree that all records which you maintain for the Fund or the Manager are the property of the Fund or the Manager, and agree to preserve for the periods prescribed by applicable law any records which you maintain for the Fund or the Manager and which are required to be maintained, and further agree to surrender promptly to the Fund or the Manager any records which you maintain for the Fund or the Manager upon request by the Fund or the Manager, provided that you shall have reasonable opportunity to create and maintain copies of applicable records.

The Manager and you each agree to comply with applicable laws, rules and regulations, including the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the Investment Company Act. You will promptly notify the Fund's Chief Compliance Officer (a) in the event the Securities and Exchange Commission or other governmental authority has censured you, placed limitations upon your activities, functions or operations, suspended or revoked your registration, as an investment adviser, or has commenced proceedings or an investigation that may result in any of these actions; or (b) upon becoming aware of any material fact relating to you that is not contained in the Fund's Prospectus or Statement of Additional Information, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect. Upon request, and in accordance with the scope of your obligations and responsibilities contained in this Agreement, you will provide reasonable assistance to the Fund in connection with the Fund's compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, and Rule 38a-1 under the Investment Company Act. Such assistance shall include, but not be limited to, (i) providing the Company's Chief Compliance Officer upon request with copies of your compliance policies and procedures; (ii) certifying periodically, upon the request of the Fund's Chief Compliance Officer, that you are in compliance with all applicable "federal securities laws," as required by Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Investment Advisers Act; (iii) facilitating and cooperating with the Fund's Chief Compliance Officer to evaluate the effectiveness of your compliance controls; (iv) providing the Fund's Chief Compliance Officer with direct access to your compliance personnel; (v) providing the Fund's Chief Compliance Officer with periodic reports; and (vi) promptly providing the Fund's Chief Compliance Officer with special reports in the event of material compliance violations. Upon request, you will provide certifications to the Fund, in a form satisfactory to the Fund, to be relied upon by the Fund's officers certifying the Fund's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act.

In consideration of services rendered pursuant to this Agreement, the Manager will pay you, out of the management fee it receives and only to the extent thereof, a fee, payable quarterly in arrears, computed at the annual rate of 0.625% of the value of the Fund's Managed Assets determined as of the last day of each quarter as set forth herein. "Managed Assets" are the total assets of the Fund, including any assets attributable to leverage (i.e., any loans from certain financial institutions and/or the issuance of debt securities (collectively, "Borrowings"), preferred stock or other similar preference securities ("Preferred Shares"), or the use of derivative instruments that have the economic effect of leverage), minus the Fund's accrued liabilities, other than any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, Borrowings), (ii) the issuance of Preferred Shares, and/or (iii) any other means, all as determined in accordance with generally accepted accounting principles.

The fee will be calculated and payable to you by the Manager on a quarterly basis. The fee for each quarter will be calculated at the time the Fund's net asset value is determined for purposes of the Investment Company Act and before giving effect to any share repurchases during such quarter. The fee will be paid to you by the Manager promptly after its receipt of the management fee payable by the Fund pursuant to the Management Agreement.

The fee for the period from the date of the commencement of the initial public sale of the Fund's shares to the end of the quarter during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full quarterly period, and upon any termination of this Agreement before the end of any quarter, the fee for such part of a quarter shall be pro-rated according to the proportion which such period bears to the full quarterly period and shall be paid promptly after the determination of the Fund's net asset value for the period during which this Agreement is terminated. If the Manager waives all or a portion of the management fee it is entitled to receive from the Fund, the fee payable to you pursuant to this Agreement may be reduced as you and the Manager mutually agree.

For the purpose of calculating the fee payable to you, the value of the Fund's total assets shall be computed in the manner and on such days and at such time or times as described in the section entitled "Net Asset Value" in the Fund's then-current Prospectus and Statement of Additional Information. You agree to monitor the Fund's assets and to notify the Manager on any day that you determine that a significant event has occurred with respect to one or more securities held in the Fund's portfolio that would materially affect the value of such securities (provided that you shall not be responsible for providing information based on valuations provided by third party services which value securities based upon changes in one or more broad-based indices). At the request of the Manager, the Fund's Valuation Committee or the Board, you agree to provide additional reasonable assistance to the Manager, the Fund's Valuation Committee, the Board and the Fund's pricing agents in valuing the Fund's assets, including in connection with fair value pricing of such assets.

You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by the Manager) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: (i) organizational and offering expenses; (ii) taxes and interest; (iii) brokerage fees and commissions, if any, and other costs in connection with the purchase or sale of securities and other investment instruments (including, without limitation, security settlement costs); (iv) loan commitment fees; (v) interest and distributions paid on securities sold short; (vi) fees of Board members who are not the Manager's or your officers, directors or employees or holders of 5% or more of the outstanding voting securities of you or the Manager or any affiliate of you or the Manager; (vii) fees and expenses related to the registration and qualification of the Fund and the Fund's shares for distribution under state and federal securities laws; (viii) fees and expenses related to the registration and listing the Fund's shares on any securities exchange, if any; (ix) expenses related to the Fund's use of leverage, if any; (x) rating agency fees; (xi) advisory fees; (xii) charges of custodians; (xiii) charges of transfer, dividend disbursing and dividend reinvestment plan agents; (xiv) certain insurance premiums; (xv) industry association fees; (xvi) outside auditing and legal expenses; (xvii) costs of independent pricing services; (xviii) costs of maintaining the Fund's existence; (xix) expenses of repurchasing shares; (xx) the Fund's allocable portion of the costs of the Fund's chief compliance officer and staff; (xxi) costs of preparing, printing and distributing shareholders reports, notices, press releases, proxy statements, and reports to governmental agencies; (xxii) costs of shareholders' meetings; and (xxiii) any extraordinary expenses.

The Manager understands that in entering into this Agreement you have relied upon the inducements made by the Fund to you under the Management Agreement. The Manager also understands that you now act, and that from time to time hereafter you may act, as investment adviser or sub-investment adviser to one or more investment companies, private funds or other pooled investment vehicles and fiduciary or other managed accounts (collectively, the "accounts"), and the Manager has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more accounts managed by you and which have available funds for investment in the case of a purchase, the available securities will be allocated in a manner believed by you to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

You shall exercise your best judgment in rendering the services to be provided hereunder, and the Manager agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund, the Fund's shareholders or the Manager, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Manager, the Fund or the Fund's shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties under this Agreement. You shall indemnify and hold harmless the Manager and the Fund against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) ("Losses") to which the Manager or the Fund become subject arising out of or based on any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to you that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished by you to the Manager or the Fund for use therein. The Manager shall indemnify you and hold you harmless against any and all Losses to which you may become subject arising out of or based on any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished by you to the Manager or the Fund for use therein. In no event will you have any responsibility for any portion of the Fund's assets not managed by you or for the acts or omissions of the Manager or any other sub-investment adviser to the Fund. In particular, in the event that you manage only a segment of the Fund's assets, you shall have no responsibility for the Fund being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole, or for the Fund failing to qualify as a regulated investment company under the Internal Revenue Code, if the securities and other holdings of the segment of the Fund's assets managed by you are such that your segment would not be in such violation or fail to so qualify if such segment were deemed a separate series of the Fund or a separate regulated investment company under the Internal Revenue Code, unless such violation was due to your failure to comply with written guidelines adopted by the Fund or the Manager and provided to you.

Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you. You may delegate some of your duties under this Agreement to one or more of your affiliates; provided, however, that (i) you shall provide prior notice to the Manager of any such delegation and the Manager consents to such delegation, (ii) any delegation of investment advisory duties within the definition of "investment adviser" under the Investment Company Act is subject to and conditioned on the approval of the Fund's Board and/or the Fund's shareholders as may be required pursuant to Section 15 of the Investment Company Act, (iii) you at all times shall supervise and oversee the performance of any such services delegated by you to your affiliate, (iv) no additional charges, fees or other compensation shall be paid by the Manager or the Fund for any such services delegated by you to your affiliate, and (v) you at all times shall remain liable to the Manager and the Fund for your obligations under this Agreement regardless of whether services hereunder are provided by you or any of your affiliates.

This Agreement shall continue until April 4, 2021, and thereafter shall continue automatically for successive annual periods ending on April 4 of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in the Investment Company Act) of the Fund or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty (i) by the Manager on not more than 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of the Fund's outstanding voting securities on not more than 60 days' notice to you, or (iii) by you on not less than 90 days' notice to the Fund and the Manager. This Agreement also will terminate automatically in the event of its assignment (as defined in the Investment Company Act or the Investment Advisers Act) and you shall be notified by the Fund and the Manager, or you shall notify the Fund and the Manager, as applicable, as soon as reasonably practicable and as permissible under applicable law or agreement. In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

The Manager acknowledges that it has received and has had an opportunity to read a copy of your Form ADV Part 2A (the "Brochure") and a copy of the Form ADV Part 2B with respect to your personnel with the most significant responsibility for providing advisory services to the Fund (the "Brochure Supplement"). The Manager agrees that the Brochure and Brochure Supplement, as well as other client communications, may be transmitted to the Manager electronically.

The Fund has claimed an exclusion from the definition of a Commodity Pool Operator pursuant to CFTC Rule 4.5 (the "CPO Exclusion") and you shall not manage the Fund's assets in a manner that would cause the Fund to not qualify for the CPO Exclusion until otherwise indicated. In the event that the Fund no longer relies on the CPO Exclusion and you intend to rely on CFTC Rule 4.7, unless advised by the Manager to the contrary, the Manager represents that the Fund is a "qualified eligible person" under the rule, consents to the Fund being treated as an exempt account under the rule, and acknowledges the legend set forth above its signature below.

No provision of this Agreement may be changed, waived or discharged unless signed in writing by the parties hereto. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or the Investment Advisers Act. This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement. Nothing in this Agreement shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived. If any one or more of the provisions of this Agreement shall be held contrary to express law or against public policy, or shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. The rights of indemnification herein shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law and shall survive termination of this Agreement.

Unless otherwise provided herein or agreed to in writing by the parties, all notices or instructions permitted or required under this Agreement shall be deemed to have been properly given if sent by regular first-class mail, registered mail, private courier, facsimile or electronically and addressed to (or delivered to) the respective party at the address set forth above or at such other address or addresses as shall be specified, in each case, in a notice similarly given. Each party may rely upon any notice from the other party or other communication reasonably believed by the receiving party to be genuine.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

The Fund is expressly made a third party beneficiary of this Agreement with rights to the same extent as if it had been a party hereto.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

THE DREYFUS CORPORATION

		By:	/s/ Bradley J. Skapyak
		Name:	Bradley J. Skapyak
		Title:	Chief Operating Officer

Accepted:

ALCENTRA NY, LLC

By:	/s/ Leland Hart
Name:	Leland Hart
Title:	Managing Director